    As filed with  the Securities and Exchange Commission on April 19, 1996

                                                            File No. 33-________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                             ----------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                           FOUNTAIN OIL INCORPORATED
               (Exact name of issuer as specified in its charter)

          DELAWARE                                     91-0881481
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

                      1400 Broadfield Boulevard, Suite 200
                              Houston, Texas 77084
                    (Address of principal executive offices)

                             ----------------------

                         1995 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)
                             ----------------------

                                Susan E. Palmer,
                              Corporate Secretary
                           FOUNTAIN OIL INCORPORATED
                           1400 Broadfield, Suite 200
                              Houston, Texas 77084
                            Telephone (713) 492-6992
           (Name, address and telephone number of agent for service)
                             ----------------------



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]
                                 -

                        CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed      Proposed
                                        Maximum       Maximum
Title of                                Offering      Aggregate    Amount of
Securities Being       Amount Being     Price Per     Offering     Registration
Registered             Registered       Share         Price        Fee
- -------------------------------------------------------------------------------
Common Stock           1,500,000 (1)   $3.78125 (2)   $5,671,875   $1955.82
$.10 par value         shares
- --------------------------------------------------------------------------------

(1) This Registration Statement also covers such indeterminable number of additional shares as may become deliverable as a result of future adjustments in accordance with the terms of the Plan.

(2) Determined in accordance with Rule 457(c) under the Securities Act of 1933, as amended, on the basis of a purchase price of $3.78125 per share, the closing price on the Nasdaq National Market on April 16, 1996.

================================================================================

                                    PART II


  Item 3.   Incorporation of Documents by Reference
            ---------------------------------------

            The following documents which have been filed by the Company with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

            (a) Annual Report on Form 10-KSB for the year ended August 31, 1995;

            (b) Quarterly Reports on Form 10-QSB for the periods ended November 30, 1995 and February 29, 1996;

            (c) Proxy Statement for the Annual Meeting of Stockholders held on February 12, 1996;

            (d) Form 8-K dated October 19, 1995, as amended by Form 8-K/A and Form 8-K/A-2; and

            (e) The description of the Common Stock contained in the Company's Registration Statement on Form 8-B and in any amendment or report filed for the purpose of amending such description.

            Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

  Item 4.   Description of Securities
            -------------------------

            Not applicable.

  Item 5.   Interests of Named Experts and Counsel
            --------------------------------------

            None.

  Item 6.   Indemnification of Directors and Officers
            -----------------------------------------

            The Delaware General Corporate Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Company's Bylaws require the Company to indemnify its officers and directors to the fullest extent authorized by Delaware law.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

  Item 7.   Exemption from Registration Claimed
            -----------------------------------

            Not applicable.

  Item 8.   Exhibits
            --------

            4.1       1995 Long-Term Incentive Plan.*

            5.1       Opinion of Counsel.

            15.1      Accountants' Awareness Letter.

            23.1      Consent of Independent Accountants.

            23.2      Consent of Counsel - contained in Exhibit 5.1

            24.1      Power of Attorney, contained at page 4.
- --------------

  * Incorporated by reference to the registrant's Form 10-QSB for the period ended February 29, 1996.

  Item 9.   Undertakings
            ------------

            The Company hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses
  (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934, no post-effective amendment hereto shall be required; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on April 19, 1996.

                                   FOUNTAIN OIL INCORPORATED


                                   By:  /S/ Oistein Nyberg
                                        ---------------------------------------
                                        Oistein Nyberg, Chief Executive Officer

                                        POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature follows constitutes and appoints each of GARY J. PLISGA and SUSAN E. PALMER, and either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                Title                   Date
- ----------------------------   --------------------------   --------------
                               President, Chief             April 19, 1996
/S/ Oistein Nyberg             Executive Officer
- ----------------------------   and Director
Oistein Nyberg                 (Principal Executive
                               Officer)

/S/ Robert A. Halpin           Director                     April 19, 1996
- ----------------------------
Robert A. Halpin

/S/ Einar Bandlien             Director                     April 19, 1996
- ----------------------------
Einar Bandlien


Signature                                Title                   Date
- ----------------------------   --------------------------   --------------

/S/ Nils N. Trulsvik           Director            April 19, 1996
- ----------------------------
Nils N. Trulsvik

                               Director                             , 1996
- ----------------------------                       --------------
Stanley D. Heckman

                               Director                             , 1996
- ----------------------------                       --------------
Eugene J. Meyers

/S/ Arnfin Haavik              Executive Vice President     April 19, 1996
- ----------------------------   and Chief Financial
Arnfin Haavik                  Officer (Principal
                               Financial and Accounting
                               Officer)


                           FOUNTAIN OIL INCORPORATED

                        FORM S-8 REGISTRATION STATEMENT

                                 Exhibit Index
                                 -------------


            4.1       1995 Long-Term Incentive Plan.*

            5.1       Opinion of Counsel.

            15.1      Accountants' Awareness Letter.

            23.1      Consent of Independent Accountants.

            23.2      Consent of Counsel - contained in Exhibit 5.1

            24.1      Power of Attorney, contained at page 4.



- --------------------

       * Incorporated by reference to the registrant's Form 10-QSB for the period ended February 29, 1996.